UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Suncrete, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-4989597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

817 E. 4th Street Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-291473

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Suncrete, Inc., a Delaware corporation (the “Company”). The description of the Class A Common Stock set forth under the heading “Description of New Suncrete Securities” in the final prospectus and definitive proxy statement, dated February 12, 2026, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2026 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-291473) originally filed with the SEC on November 12, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2026

SUNCRETE, INC.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Vice President and Secretary